Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com
February 24, 2009
Snap-on Incorporated
2801 80th Street
Kenosha, Wisconsin 53143
Ladies and Gentlemen:
     We have acted as special counsel for Snap-on Incorporated, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-139863) (the “Registration Statement”), including the prospectus constituting a part thereof, dated January 9, 2007, and the supplement to the prospectus, dated February 19, 2009 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of $100,000,000 aggregate principal amount of the Company’s 5.850% Notes due 2014 and $200,000,000 aggregate principal amount of the Company’s 6.700% Notes due 2019 (collectively, the “Securities”). The Securities are being issued pursuant to an Indenture (the “Indenture”), dated as of January 8, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the related Officers’ Certificates (the “Officers’ Certificates”), each dated as of February 24, 2009, which establish and set forth terms and conditions of the Securities.
     As special counsel to the Company in connection with the issuance and sale of the Securities, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Indenture; (c) the Officers’ Certificates; (d) the form of the Securities; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
     In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
     We assume for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture was duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee will have the requisite legal power and authority to perform its obligations under the Indenture.

BOSTON	JACKSONVILLE	NEW YORK	SAN FRANCISCO	TOKYO
BRUSSELS	LOS ANGELES	ORLANDO	SHANGHAI	WASHINGTON, D.C.
CENTURY CITY	MADISON	SACRAMENTO	SILICON VALLEY
CHICAGO	MIAMI	SAN DIEGO	TALLAHASSEE
DETROIT	MILWAUKEE	SAN DIEGO/DEL MAR	TAMPA

Harley-Davidson, Inc.
February 24, 2009

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities, when executed, authenticated and issued in accordance with the Indenture and the Officers’ Certificates and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     We are qualified to practice law in the States of Wisconsin and New York, and we express no opinion herein on the laws of any jurisdiction other than those of the State of Wisconsin, the provisions of the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States. To the extent matters covered by this opinion are governed by the laws of a jurisdiction other than the State of Wisconsin, the provisions of the Delaware General Corporation Law, the laws of the State of New York or the federal laws of the United States, we have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.
     We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Foley & Lardner LLP
Foley & Lardner LLP